UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, the Company appointed Mark Durand as a director of the Company, as Chairman of the Audit Committee, and as a member of the Compensation Committee.

Mr. Durand has nearly 28 years of broad pharmaceutical industry experience in a variety of leadership roles for both branded and generic drugs. Currently, Mr. Durand is an independent strategic consultant for pharmaceutical firms. Previously, he was the Chief Financial Officer and Senior Vice President Finance and Business Development for Watson Pharmaceuticals (now Actavis). Prior to that, he was Senior Vice President of Finance and Business Development at Teva Americas and served under William Marth, currently chairman of Sorrento’s Board of Directors. Mr. Durand began his career at Bristol-Myers Squibb in 1986 and he held the position of Vice President of Finance and Business Development. He received a bachelor’s degree from Duke University, a master’s of science degree from Dartmouth College, and a master’s of business administration degree from the University of Chicago.

On March 7, 2014, Scott Salka resigned as a director of the Company to devote his time to a company he founded recently.

Item 8.01	Other Items.

On March 11, 2014, the Company issued a press release regarding the appointment of Mark Durand as director and the resignation of Scott Salka as a director of the Company.

The information in this Item 8.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1933, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2014

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
Name: Richard Vincent
Title: Executive Vice President, Chief Financial Officer and Secretary